Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into as of July 31, 2026 (the “Effective Date”), by and among OS Therapies Incorporated, a corporation organized under the laws of the State of Delaware (“OSTX”), OS Animal Health Inc., a corporation organized under the laws of the State of Delaware, and OS Therapies UK LTD, a limited company organized under the laws of the United Kingdom (collectively, jointly and severally, the “Company”), and Leonite Fund I, LP, a limited partnership organized under the laws of the State of Delaware (“Leonite”). The Company and Leonite are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	The Company and Leonite are parties to that certain Securities Purchase Agreement, dated as of June 30, 2026 (the “Purchase Agreement”), pursuant to which the Company issued and sold to Leonite (i) that certain Senior Secured Convertible Promissory Note, dated June 30, 2026, in the principal amount of up to $10,000,000, funded in one or more tranches and bearing interest at the rate of nine percent (9%) per annum (the “Note”), (ii) two hundred seventy-five thousand (275,000) shares of common stock, par value $0.001 per share, of OSTX (the “Common Stock”), held by Leonite in restricted form (the “Commitment Shares”), and (iii) that certain Common Stock Purchase Warrant, dated June 30, 2026, exercisable for up to one million seven hundred fifty thousand (1,750,000) shares of Common Stock at an exercise price of $2.85 per share, subject to adjustment as provided therein (the “Warrant”).

B.	The obligations of the Company under the Note are secured pursuant to that certain Pledge and Security Agreement, dated as of June 30, 2026, by and between the Company and Leonite (the “Security Agreement”), that certain Assignment of Assets executed by OS Therapies UK LTD in favor of Leonite (the “Assignment of Assets”), and the UCC-1 financing statements and other filings, registrations and instruments executed, filed or recorded in connection therewith (collectively with the Security Agreement and the Assignment of Assets, the “Security Documents”).

C.	In connection with the foregoing, OSTX and Leonite delivered an irrevocable instruction letter, dated on or about June 30, 2026, to OSTX’s transfer agent (the “Transfer Agent” and, such letter, the “TA Letter”), and OSTX and Leonite entered into that certain letter agreement, dated June 30, 2026, relating to Section 2.2(b)(4) of the Note (the “Side Letter”). The Purchase Agreement, the Note, the Warrant, the Security Documents, the TA Letter, the Side Letter and each other agreement, instrument, certificate and document executed or delivered in connection therewith are referred to herein, collectively, as the “Transaction Documents.”

D.	Certain disputes, disagreements and potential claims have arisen or may arise between the Parties arising out of or relating to the Transaction Documents and the transactions contemplated thereby (collectively, the “Disputes”).

E.	Without any admission of liability or wrongdoing by any Party, the Parties desire fully and finally to compromise, resolve and settle the Disputes, to provide for the satisfaction of the Note, the cancellation of the Warrant and the Commitment Shares, the termination of the Transaction Documents and the release of all security interests thereunder, and to exchange unconditional mutual releases, in each case upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, releases and payments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement or the Note, as applicable. As used herein, “Business Day” means any day other than a Saturday, a Sunday or a day on which the NYSE American is closed or on which banking institutions in the State of New York are authorized or required by law to remain closed. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation. The word “including” means “including, without limitation.” This Agreement shall be deemed to have been drafted jointly by the Parties, and no rule of construction shall be applied against any Party as the drafter.

2.	Settlement Payment. On or before 4:00 p.m. (New York City time) August 7, 2026 (the “Outside Date”), the Company shall pay to Leonite the sum of One Million Nine Hundred Thousand Dollars ($1,900,000) (the “Settlement Payment”) in cash, in immediately available funds, by wire transfer to the account of Leonite set forth on Exhibit A hereto. The Settlement Payment shall be paid free and clear of, and without, any setoff, deduction, recoupment, counterclaim or withholding of any kind. The Parties acknowledge and agree that the Settlement Payment, together with the Settlement Shares (as defined below), constitutes full and complete satisfaction of all amounts owing under the Note and the other Transaction Documents, including all principal, accrued and unpaid interest (including any minimum guaranteed interest), original issue discount, fees, premiums, charges, penalties, monitoring fees, enforcement costs and any other amounts of whatever nature, regardless of whether such amounts have been accelerated. Notwithstanding anything to the contrary contained in the Note, including (i) any provision thereof restricting, conditioning or imposing any premium upon prepayment (including the 110% prepayment premium set forth in Section 1.5 thereof), (ii) any notice period required in connection therewith (including the 30-day and 45-day notice periods set forth in Sections 1.5 and 4.3 thereof), and (iii) any conversion right of Leonite that would otherwise be triggered by such notice or payment, the Company is authorized and directed to make, and Leonite agrees to accept, the Settlement Payment in accordance with this Agreement.

3.	Settlement Shares. On or before the Outside Date, OSTX shall issue and deliver to Leonite five hundred thousand (500,000) shares of Common Stock (the “Settlement Shares”). The Settlement Shares shall be (a) issued and sold pursuant to OSTX’s effective shelf registration statement on Form S-3 (File No. 333-289443) (the “Registration Statement”) and a prospectus supplement thereto to be filed by OSTX with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on or prior to the date of issuance of the Settlement Shares and in any event within the time required by Rule 424(b); (b) upon issuance, duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, encumbrances and rights of third parties, and free of any restrictive legend, stop transfer order or other restriction on transfer; and (c) delivered by crediting the account of Leonite or its designee with The Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system in accordance with the delivery instructions set forth on Exhibit A hereto. OSTX shall take all action necessary to cause the Settlement Shares to be approved for listing on the NYSE American on or prior to their issuance, including the timely submission of any required additional listing application, and shall pay all fees of the Transfer Agent, The Depository Trust Company and the NYSE American in connection with the issuance and delivery of the Settlement Shares.

4.	Closing; Time of the Essence. The closing of the settlement contemplated by this Agreement (the “Closing”) shall occur automatically upon Leonite’s receipt of both (a) the Settlement Payment in accordance with Section 2 and (b) the Settlement Shares in accordance with Section 3. The Parties acknowledge and agree that time is of the essence with respect to the obligations of the Company under Sections 2 and 3 and that the occurrence of the Closing on or before the Outside Date is a material inducement to Leonite’s entry into this Agreement.

5.	Effect of the Closing. Effective automatically upon the occurrence of the Closing, and without the need for any further action by any Party:

5.1.	Satisfaction and Cancellation of the Note. The Note, and all principal, interest, original issue discount, fees, premiums, charges and other amounts owing thereunder or in respect thereof, shall be deemed fully paid, satisfied, discharged, terminated and cancelled, and the Company shall have no further obligation, and Leonite shall have no further right, under the Note, including any right of conversion. Within five (5) Business Days after the Closing, Leonite shall deliver the original Note to the Company marked “cancelled” or, if the original cannot be located, a customary lost instrument affidavit in lieu thereof.

5.2.	Cancellation of the Warrant. The Warrant shall be terminated and cancelled in its entirety, unexercised, and shall be void and of no further force or effect, and Leonite shall have no further right to purchase or acquire any securities of OSTX thereunder, including any right arising from any adjustment provision thereof. Within five (5) Business Days after the Closing, Leonite shall deliver the original Warrant to the Company marked “cancelled” or, if the original cannot be located, a customary lost instrument affidavit in lieu thereof.

5.3.	Cancellation of the Commitment Shares. Leonite shall surrender the Commitment Shares to OSTX for cancellation, and OSTX and Leonite shall deliver joint irrevocable instructions to the Transfer Agent directing the Transfer Agent to cancel the Commitment Shares and to restore such shares to the status of authorized but unissued shares of Common Stock. From and after the Closing, Leonite shall have no right, title or interest in or to the Commitment Shares, and the Commitment Shares shall be deemed cancelled for all purposes.

5.4.	Termination of the Transaction Documents; Release of Collateral. Each of the Transaction Documents, including the Purchase Agreement, the Note, the Warrant, the Security Agreement, the Assignment of Assets, the other Security Documents, the TA Letter and the Side Letter, shall terminate and be of no further force or effect, and, notwithstanding any provision of any Transaction Document purporting to survive its termination, from and after the Closing the rights and obligations of the Parties with respect to the subject matter of the Transaction Documents shall be governed exclusively by this Agreement. Without limiting the generality of the foregoing, all rights of Leonite under Sections 4.12 (Right of Participation), 4.13 (Right of First Refusal), 4.14 (Terms of Future Financings), 4.15 (Disclosure of Future Financings), 4.16 (Rollover Rights) and 4.17 (Registration Rights) of the Purchase Agreement, and all analogous rights under any other Transaction Document, shall terminate and be of no further force or effect. All security interests, liens, pledges, charges, assignments and other collateral or credit support granted to or for the benefit of Leonite under the Security Documents or any other Transaction Document shall be automatically, unconditionally and irrevocably released, terminated and discharged. The Assignment of Assets shall terminate and all right, title and interest in and to the Assigned Assets (as defined therein), including all VAT repayments, R&D tax relief claims and other amounts assigned thereunder, shall automatically revert to and be vested in OS Therapies UK LTD, free and clear of any claim, lien or interest of Leonite. Leonite hereby authorizes the Company, effective upon the Closing, to file UCC-3 termination statements with respect to all UCC-1 financing statements filed against the Company or any of its subsidiaries in favor of Leonite, and Leonite shall, within ten (10) Business Days after the Closing (or, if earlier, within five (5) Business Days after the Company’s written request therefor), promptly execute and deliver such releases, discharges, terminations and other instruments as are reasonably necessary to evidence the release of such security interests, including without limitation any necessary filings, deregistrations or releases required under the laws of any applicable jurisdiction (including the United Kingdom), in each case at the sole expense of the Company. Nothing in this Section 5.4 shall terminate, release or impair this Agreement, including the releases set forth in Section 6 and the indemnification set forth in Section 7.

6.	Mutual Releases.

6.1.	Release by Leonite. Effective upon, and only upon, the occurrence of the Closing, Leonite, on behalf of itself and its past, present and future affiliates, general partners, limited partners, managers, members, officers, directors, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively, the “Leonite Releasing Parties”), hereby unconditionally, irrevocably, fully and finally releases, acquits and forever discharges the Company and each of its past, present and future affiliates, subsidiaries, stockholders, officers, directors, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, counterclaims, demands, actions, causes of action, suits, proceedings, damages, liabilities, obligations, debts, sums of money, accounts, covenants, contracts, agreements, promises, judgments, costs and expenses of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, at law or in equity, that any Leonite Releasing Party ever had, now has or hereafter can, shall or may have against any Company Released Party arising out of, relating to or in connection with any act, omission, event, occurrence or state of facts existing at or prior to the Closing, including the Transaction Documents, the transactions contemplated thereby and the Disputes; provided, however, that nothing in this Section 6.1 shall release, waive, discharge or impair (a) any obligation of any Party arising under this Agreement, including under Sections 5, 7 and 9, or (b) the right of any Party to enforce this Agreement.

6.2.	Release by the Company. Effective upon, and only upon, the occurrence of the Closing, the Company, on behalf of itself and its past, present and future affiliates, subsidiaries, stockholders, officers, directors, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively, the “Company Releasing Parties”), hereby unconditionally, irrevocably, fully and finally releases, acquits and forever discharges Leonite, Leonite Advisors, LLC and each of their respective past, present and future affiliates, general partners, limited partners, managers, members, officers, directors, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively, the “Leonite Released Parties”) from any and all claims, counterclaims, demands, actions, causes of action, suits, proceedings, damages, liabilities, obligations, debts, sums of money, accounts, covenants, contracts, agreements, promises, judgments, costs and expenses of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, at law or in equity, that any Company Releasing Party ever had, now has or hereafter can, shall or may have against any Leonite Released Party arising out of, relating to or in connection with any act, omission, event, occurrence or state of facts existing at or prior to the Closing, including the negotiation, execution, delivery, funding, performance, administration, amendment or enforcement of the Transaction Documents, the amount, validity or enforceability of the obligations thereunder, the interest rate, original issue discount, fees and other economic terms thereof, the securities issued thereunder, the transactions contemplated thereby and the Disputes; provided, however, that nothing in this Section 6.2 shall release, waive, discharge or impair (a) any obligation of any Party arising under this Agreement or (b) the right of any Party to enforce this Agreement.

6.3.	Waiver of Unknown Claims. Each Party acknowledges that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true with respect to the subject matter of the releases set forth in this Section 6, and each Party, effective upon the Closing, expressly waives, to the fullest extent permitted by law, the provisions, rights and benefits of any statute, rule, doctrine or common law principle of any jurisdiction that would limit the scope or effectiveness of a general release with respect to unknown or unsuspected claims, it being the intention of the Parties that the releases set forth in this Section 6 shall be effective as full and final releases of all released matters notwithstanding the discovery or existence of any such additional or different facts.

6.4.	No Assignment of Claims; Covenant Not to Sue. Each Party represents and warrants that it has not assigned, transferred, pledged or hypothecated, or purported to assign, transfer, pledge or hypothecate, to any person any claim, demand or cause of action released pursuant to this Section 6. Each Party covenants, effective upon the Closing, not to commence, prosecute, maintain, participate in or assist in the prosecution of any action, suit, arbitration or other proceeding against any released party based in whole or in part upon any claim released pursuant to this Section 6.

7.	Indemnification.

7.1.	Indemnification by the Company. From and after the Closing, the Company shall, jointly and severally, indemnify, defend and hold harmless Leonite, Leonite Advisors, LLC and each of their respective affiliates, general partners, limited partners, managers, members, officers, directors, employees, attorneys, agents and representatives (collectively, the “Leonite Indemnified Parties”) from and against any and all claims, actions, suits, arbitrations, proceedings, investigations, losses, liabilities, damages, judgments, awards, settlements, fines, penalties, interest, costs and expenses, including reasonable attorneys’ fees and expenses and costs of investigation (collectively, “Losses”), incurred, suffered, sustained or asserted against any Leonite Indemnified Party arising out of, relating to or in connection with (a) the Transaction Documents or the transaction contemplated thereby, including the negotiation, execution, delivery, funding, performance, administration, amendment, enforcement or termination thereof; (b) any breach by the Company of any representation, warranty or covenant contained in this Agreement; (c) the issuance, registration, listing, delivery or resale of the Settlement Shares, the Registration Statement, any prospectus or prospectus supplement relating thereto, and any actual or alleged violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or any state securities law in connection with any of the foregoing, other than Losses arising solely from a resale of Settlement Shares by Leonite effected in violation of applicable law; and (d) any claim, action or proceeding brought or asserted by any third party, including any stockholder, creditor, trustee, receiver, examiner or governmental or regulatory authority, relating to any of the matters described in the foregoing clauses (a), (b) or (c); except, in each case, to the extent that such Losses are finally determined by a court or arbitrator of competent jurisdiction, in a non-appealable decision, to have resulted primarily from the actual fraud or willful misconduct of such Leonite Indemnified Party.

7.2.	Indemnification by Leonite. From and after the Closing, Leonite shall indemnify, defend and hold harmless the Company and each of its affiliates, subsidiaries, stockholders, officers, directors, employees, attorneys, agents and representatives (collectively, the “Company Indemnified Parties”) from and against any and all Losses incurred, suffered, sustained or asserted against any Company Indemnified Party arising out of, relating to or in connection with (a) any breach by Leonite of any representation, warranty or covenant contained in this Agreement; or (b) any failure by Leonite to perform its obligations under Sections 5.1, 5.2, 5.3 or 5.4 in accordance with their terms; except, in each case, to the extent that such Losses are finally determined by a court or arbitrator of competent jurisdiction, in a non-appealable decision, to have resulted primarily from the actual fraud or willful misconduct of such Company Indemnified Party.

7.3.	Procedures. The applicable indemnified party shall give the indemnifying party reasonably prompt written notice of any third-party claim for which indemnification is sought, provided that any failure or delay in giving such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent the indemnifying party is actually and materially prejudiced thereby. The indemnifying party shall have the right, at its sole expense, to assume the defense of any such third-party claim upon written notice to the indemnified party within fifteen (15) days after receipt of such notice, provided that the indemnifying party shall not settle or compromise any such claim without the prior written consent of the indemnified party (not to be unreasonably withheld, conditioned or delayed) unless such settlement includes an unconditional release of such indemnified party from all liability in respect thereof and does not include any admission of fault or wrongdoing by, or any restriction upon, such indemnified party. If the indemnifying party does not timely assume the defense, the indemnified party may defend such claim and seek indemnification hereunder for all reasonable costs and expenses incurred in connection therewith.

7.4.	Limitations. The aggregate liability of the Company under Section 7.1 (other than with respect to Losses arising under clause (b) thereof relating to the Settlement Shares) shall not exceed the sum of the Settlement Payment and the fair market value of the Settlement Shares as of the Closing (determined based on the closing price of the Common Stock on the trading day immediately preceding the Closing). The obligations of each Party under this Section 7 shall survive the Closing for a period of eighteen (18) months; provided, however, that claims relating to the issuance of the Settlement Shares under Section 7.1(b) shall survive until the expiration of the applicable statute of limitations. The indemnification provided in this Section 7 shall be the sole and exclusive post-Closing remedy of the Parties for any claims arising hereunder, other than claims for fraud or intentional breach.

8.	Representations and Warranties.

8.1.	Mutual Representations. Each Party represents and warrants to the other Party that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) it has full power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part; (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity; (d) its execution, delivery and performance of this Agreement do not and will not conflict with, violate or result in a breach of its organizational documents, any agreement or instrument to which it is a party or by which it is bound, or any law, rule, regulation, order or judgment applicable to it; and (e) it has had the opportunity to consult with counsel of its choosing in connection with this Agreement and enters into this Agreement voluntarily and without duress.

8.2.	Additional Representations of the Company. The Company represents and warrants to Leonite that (a) the Registration Statement has been declared effective by the Commission, remains effective, and is available for the issuance of the Settlement Shares, no stop order suspending its effectiveness has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and the issuance of the Settlement Shares pursuant to the Registration Statement will comply with the requirements of Form S-3, including, to the extent applicable, General Instruction I.B.6 thereof; (b) the Settlement Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, encumbrances and rights of third parties, and will be issued in compliance with all applicable federal and state securities laws and the rules of the NYSE American; (c) no approval of the stockholders of OSTX, and no consent, approval or authorization of any governmental authority or other person, is required for the execution, delivery and performance of this Agreement or the issuance of the Settlement Shares, other than the filing of the prospectus supplement contemplated by Section 3, the listing application contemplated by Section 3 and the disclosure contemplated by Section 9.1; (d) OSTX has a sufficient number of authorized and unissued shares of Common Stock to permit the issuance of the Settlement Shares; and (e) the Company is not, and after giving effect to the transactions contemplated hereby will not be, insolvent, and the Company is entering into this Agreement in good faith and for reasonably equivalent value.

8.3.	Additional Representations of Leonite. Leonite represents and warrants to the Company that (a) Leonite is the sole legal and beneficial owner of the Note, the Warrant and the Commitment Shares, free and clear of all liens, claims and encumbrances created by Leonite, and has not sold, assigned, transferred, pledged or hypothecated any interest therein to any person; (b) Leonite is a sophisticated party with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement; (c) Leonite has not commenced, and is not aware of any basis to commence, any action, suit, arbitration or other proceeding against any Company Released Party other than the Disputes, and Leonite has not granted any person any right, interest or claim with respect to any of the foregoing; and (d) the total amount outstanding under the Note as of the Effective Date, including all principal, accrued interest, original issue discount, fees and other charges, does not exceed $1,900,000.

9.	Covenants.

9.1.	Public Disclosure. The Company shall publicly disclose the material terms of this Agreement, by press release or by the filing of a Current Report on Form 8-K with the Commission, within the time required by applicable law and the rules of the NYSE American and in any event within four (4) Business Days after the Effective Date, and such disclosure shall include all material, non-public information, if any, provided or made available to Leonite by or on behalf of the Company at or prior to the time of such disclosure. From and after such disclosure, the Company shall not provide Leonite with any material, non-public information without Leonite’s prior written consent. Except as required by applicable law, regulation or legal process or the rules of any securities exchange, neither Party shall issue any press release or public statement concerning this Agreement that disparages the other Party.

9.2.	Transfer Agent Instructions. Concurrently with the execution of this Agreement, OSTX shall deliver to the Transfer Agent irrevocable instructions, in form and substance reasonably acceptable to Leonite, directing the Transfer Agent to (a) issue and deliver the Settlement Shares in accordance with Section 3, (b) upon confirmation of the occurrence of the Closing, cancel the Commitment Shares in accordance with Section 5.3 and (c) upon confirmation of the occurrence of the Closing, release and cancel the Reserved Amount (as defined in the TA Letter) and terminate all reservations of shares maintained for the benefit of Leonite under the TA Letter or any other Transaction Document. The TA Letter shall terminate effective upon the Closing and the Transfer Agent shall thereafter have no obligation to act upon any instruction of Leonite delivered pursuant thereto.

9.3.	Further Assurances. Each Party shall execute and deliver such further documents and instruments, and take such further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement, including, in the case of Leonite following the Closing, the execution and delivery of the releases, terminations and other instruments contemplated by Section 5.4 at the sole expense of the Company.

9.4.	Confidentiality. Except as required by applicable law, regulation, legal process or the rules of any securities exchange (including the disclosure contemplated by Section 9.1), or with the prior written consent of the other Party, each Party shall keep confidential and shall not disclose to any person the terms of this Agreement (other than its existence), provided that each Party may disclose such terms to its affiliates, officers, directors, employees, legal counsel, accountants, financial advisors and, in the case of Leonite, its limited partners and investors, in each case who have a need to know and who are bound by obligations of confidentiality no less protective than those set forth herein. The Parties acknowledge that the Company’s obligations under Section 9.1 to publicly disclose the material terms of this Agreement shall not constitute a breach of this Section 9.4.

10.	Failure to Close; Standstill. If the Closing has not occurred on or before the Outside Date for any reason other than Leonite’s willful refusal to accept a delivery properly tendered in accordance with Sections 2 and 3, then: (i) the Company shall have a period of five (5) Business Days following written notice from Leonite (the “Cure Period”) within which to cure such failure; and (ii) if the Closing has not occurred by the end of the Cure Period, then, at Leonite’s election, exercisable by written notice to the Company: (a) this Agreement, other than Sections 7, 10, 11 and 12, shall terminate and be deemed void ab initio; (b) the releases set forth in Section 6 and the cancellations, satisfactions, terminations and lien releases contemplated by Section 5 shall be of no force or effect; (c) the Transaction Documents shall continue in full force and effect in accordance with their terms as if this Agreement had never been executed, and all rights, remedies, claims, defaults and Events of Default of Leonite thereunder, whether arising before, on or after the Effective Date, are expressly reserved and preserved; (d) any portion of the Settlement Payment received by Leonite shall be retained by Leonite and applied against amounts outstanding under the Note, without prejudice to any other right or remedy of Leonite; and (e) any Settlement Shares received by Leonite shall be returned to OSTX for cancellation. From the Effective Date until the earlier of the Closing and any termination of this Agreement pursuant to this Section 10, Leonite shall not deliver any notice of conversion under the Note or any notice of exercise under the Warrant. Except as expressly set forth in the immediately preceding sentence, nothing in this Agreement shall constitute a waiver, forbearance, cure or release of any kind prior to the occurrence of the Closing.

11.	No Admission of Liability. This Agreement is entered into in compromise and settlement of the Disputes. Neither this Agreement, nor any of its terms, nor any act or payment performed or made pursuant to it, shall constitute or be construed as an admission of any liability, wrongdoing or violation of law by any Party, and each Party expressly denies any such liability, wrongdoing or violation.

12.	Miscellaneous.

12.1.	Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, shall be resolved in accordance with the dispute resolution provisions set forth in Section 7.3 of the Purchase Agreement, which provisions (including the arbitration procedures, the designation of Wilmington, Delaware as the seat of arbitration, the carve-out for equitable relief and enforcement in the state and federal courts residing in Wilmington, Delaware, the prevailing party fee provisions and the notice and service of process provisions thereof) are incorporated into this Agreement by reference, mutatis mutandis, and shall survive the termination of the Purchase Agreement solely for purposes of this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.2.	Notices. All notices, demands, requests, consents, approvals and other communications required or permitted under this Agreement shall be given in the manner, and shall be effective at the times, set forth in Section 7.6 of the Purchase Agreement, which is incorporated into this Agreement by reference, mutatis mutandis, addressed as follows: if to the Company, to OS Therapies Incorporated, 115 Pullman Crossing Road, Grasonville, MD 21638, Attention: Paul Romness, e-mail: ***, with a copy (which shall not constitute notice) to ***; and if to Leonite, to Leonite Fund I, LP, 600 East Crescent Avenue, Suite 104, Upper Saddle River, NJ 07458, Attention: Avi Geller, e-mail: ***, with a copy (which shall not constitute notice) to ***; or, in each case, to such other email address as a Party may designate by notice given in accordance herewith.

12.3.	Entire Agreement. This Agreement, together with the Exhibit hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, discussions and term sheets, whether written or oral, with respect to such subject matter.

12.4.	Amendment; Waiver. No amendment or modification of this Agreement, and no waiver of any provision hereof or consent to any departure herefrom, shall be effective unless in a writing signed by the Party against whom enforcement is sought. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof.

12.5.	Assignment; Successors. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, and any purported assignment in violation of this Section shall be void; provided that (a) Leonite may designate one or more of its affiliates or accounts to receive delivery of the Settlement Shares and (b) the Company may assign this Agreement to any successor entity in connection with a merger, consolidation, reorganization or sale of all or substantially all of its assets without the consent of Leonite, provided that such successor expressly assumes the obligations of the Company hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.6.	Third-Party Beneficiaries. The Company Released Parties and the Leonite Released Parties are express third-party beneficiaries of Section 6, and the Leonite Indemnified Parties and the Company Indemnified Parties are express third-party beneficiaries of Section 7, in each case with the right to enforce such Sections directly. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties any rights, remedies, obligations or liabilities.

12.7.	Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision shall be modified to the minimum extent necessary to render it valid and enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.8.	Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf or any electronic signature complying with applicable law, including DocuSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

12.9.	Specific Performance. Each Party acknowledges and agrees that irreparable damage would occur if the other Party fails to perform its obligations under this Agreement in accordance with their terms and that monetary damages would not be an adequate remedy for any such failure. Accordingly, (a) Leonite shall be entitled to specific performance of the Company’s obligations under Sections 2, 3 and 9, and to temporary, preliminary and permanent injunctive relief, in each case without the necessity of proving actual damages or posting any bond or other security, in addition to any other remedy available at law or in equity; and (b) the Company shall be entitled to specific performance of Leonite’s obligations under Sections 5.1, 5.2, 5.3 and 5.4, and to temporary, preliminary and permanent injunctive relief, in each case without the necessity of proving actual damages or posting any bond or other security, in addition to any other remedy available at law or in equity.

12.10.	Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs, fees and expenses, including attorneys’ fees, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Mutual Release as of the Effective Date.

COMPANY:

OS THERAPIES INCORPORATED

By:	/s/ Paul A. Romness
Name:	Paul A. Romness
Title:	President and Chief Executive Officer

OS ANIMAL HEALTH INC.

By:	/s/ Paul A. Romness
Name:	Paul A. Romness
Title:	Authorized Signatory

OS THERAPIES UK LTD

By:	/s/ Paul A. Romness
Name:	Paul A. Romness
Title:	Authorized Signatory

LEONITE:

LEONITE FUND I, LP
By its Manager, Leonite Advisors, LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Manager

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